Exhibit 10.15

STOCK SUBSCRIPTION AGREEMENT

STOCK SUBSCRIPTION AGREEMENT, dated as of                , 200  , between Equinox Holdings, Inc., a Delaware corporation (the “Company”) and the purchaser, an employee of the Company, whose name appears on the signature page hereof (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the “Board”) has adopted the Equinox Holdings, Inc. 2000 Stock Incentive Plan (as the same may be amended from time to time, the “Stock Incentive Plan”);

WHEREAS, the Company and the Purchaser entered into an Option Agreement, dated as of                  , 200  , pursuant to which the Company granted Purchaser options (the “Options”) to purchase                 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to the Stock Incentive Plan; and

WHEREAS, the Purchaser desires to exercise                  Options to purchase from the Company the aggregate number of shares of Common Stock set forth on the signature page hereof (each a “Share” and, collectively, the “Shares”), at an aggregate purchase price of $                  , and the Company desires to sell the Shares to the Purchaser on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual promises, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.                                       Purchase and Sale of Common Stock.

(a)                                  Purchase of Common Stock.  Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, the Shares, at an aggregate purchase price of $                 as calculated on Schedule A attached hereto, at the Closing provided for in Section 2(a) hereof.  Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any shares of Common Stock (including the Shares) to any person who is a resident of a jurisdiction in which the sale of Common Stock to such person would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction, provided that the Company shall use its reasonable efforts to comply with any such laws unless the Board determines in its sole discretion that compliance would require the Company to incur material costs or fees or which would require the Company to register the Shares.

(b)                                 Consideration.  Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to the Company at the Closing referred to in Section 2(a) hereof, immediately available funds in an amount equal to the aggregate purchase price for the Shares to be purchased at such Closing set forth on the signature page hereof.

2.                                       Closing.

(a)                                  Time and Place.  Except as otherwise mutually agreed by the Company and the Purchaser, the closing of the purchase and sale of the Shares pursuant to this Agreement shall be held at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York at 10:00 a.m. (New York time) on or about                    , 200   (the “Closing”).

(b)                                 Delivery by the Purchaser.  At the Closing, the Purchaser shall deliver to the Company the consideration referred to in Section 1(b) hereof.  On or before the Closing, the Purchaser shall deliver to the Company a duly executed Joinder Agreement (as defined in the Stock Incentive Plan).

(c)                                  Delivery by the Company.  At the Closing, the Company shall deliver to the Purchaser (i) a receipt for the consideration received from the Purchaser and (ii) a stock certificate registered in the Purchaser’s name and representing the Shares, which certificate shall bear the legends set forth in Section 3(b).

3.                                       Purchaser’s Representations, Warranties and Covenants.

(a)                                  Investment Intention.  The Purchaser represents and warrants that the Purchaser is acquiring the Shares solely for the Purchaser’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Purchaser agrees that the Purchaser will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and in compliance with applicable state securities or “blue sky” laws and foreign securities laws, if any.  The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless the provisions of Section 4 herein and the Shareholders Agreement shall have been complied with or have expired, (ii) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) the Purchaser shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or (C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition and (iii) unless such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom.

(b)                                 Legends.  The Purchaser acknowledges that the certificate or certificates representing the Shares shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE SHAREHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE SHAREHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF                   , 2000 AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO (THE “SHAREHOLDERS AGREEMENT”).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN (I) A STOCK SUBSCRIPTION AGREEMENT, DATED AS OF              , 200  , AND (II) A SHAREHOLDERS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.  NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENTS.

(c)                                  Securities Law Matters.  The Purchaser acknowledges receipt of advice from the Company that (i) the offer and sale of the Shares hereby have not been registered under the Securities Act or any state or foreign securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Shares, (iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless there is a public market for the Shares and, to the extent required under the Securities Act, the Shares are registered for resale under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of any securities of the Company, and the Company has made no covenant to make Rule 144 available, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition by an affiliate of the Company, within the meaning of Rule 405, can be made only in limited amounts in accordance with the terms and conditions of Rule 144, (vi) the Company does not plan to file reports with the Commission or make public information concerning the Company available unless required to do so by law, (vii) if the exemption afforded by Rule 144 is not generally available, sales of the Shares may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (ix) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer set forth in this Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

(d)                                 Compliance with Rule 144.  If any of the Shares are to be disposed of in accordance with Rule 144, the Purchaser shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

(e)                                  Ability to Bear Risk.  The Purchaser represents and warrants that (i) the financial situation of the Purchaser is such that the Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period and (ii) the Purchaser can afford to suffer the complete loss of the Purchaser’s investment in the Shares.

(f)                                    Access to Information.  The Purchaser represents and warrants that (i) the Purchaser has carefully reviewed the information describing the Company and the terms of the transaction contemplated hereby furnished to the Purchaser and (ii) the Purchaser is, and will be at the time of the closing, an officer or employee of the Company or an Affiliate.

(g)                                 Restrictions on Sale upon Public Offering.  The Purchaser acknowledges and agrees that, in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Purchaser will not effect any public sale or distribution of any shares of Common Stock (other than as part of such underwritten public offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the 20 days prior to and the 180 days (or such lesser number of days that the managing underwriter may require) after the effective date of such registration statement.  The Purchaser further understands and acknowledges that any sale, transfer or other disposition of the Shares by him following any underwritten public offering of the Common Stock will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” securities laws.

4.                                       Restrictions on Disposition of Shares.  Neither the Purchaser nor any of the Purchaser’s heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any of the Shares to or with any other person, firm, trust, association, corporation or entity except in compliance with the Shareholders Agreement, dated as of                    , 2000, among the Company, Purchaser and the other parties thereto.

5.                                       Repurchase Right Effective on Termination of Employment.

(a)                                  Termination of Employment.  If the Purchaser’s active employment with the Company or any Subsidiary thereof that employs the Purchaser is, or has been, terminated for any reason, the Company shall have the option to purchase all or a portion of the Shares then held by the Purchaser (or, if his or her employment was terminated by his or her death, his or her estate) and shall have 90 days from the date of termination of Purchaser’s employment (such 90 day period, the “First Option Period”) during which to give notice in writing to the Purchaser (or his or her estate) of its election to exercise or not to exercise such option, in whole or in part.  The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such date of termination to make such election.  If the Company fails to give notice that it intends to exercise such option within the First Option Period or the Company gives notice that it does not intend to exercise such option or that it intends to exercise such option with respect to only a portion of the Shares, then NCP-EH (as defined below) shall have the right to purchase any or all the Shares then held by the Purchaser (or his or her estate) that will not be repurchased by the Company, and shall have until the expiration of the earlier of (x) 90 days following the end of the First Option Period or (y) 90 days from the date of receipt by NCP-EH of written notice from the Company indicating whether it will exercise its option to purchase any of the Shares (such 90-day period being hereinafter referred to as the “Second Option Period”), to give notice in writing to the Purchaser (or his estate) of NCP-EH’s exercise of its option, in whole or in part.  If the options of the Company and NCP-EH to purchase the Shares pursuant to this subsection are not exercised with respect to all of the Shares as provided herein (other than as a result of Section 9 hereof), the Purchaser (or his or her estate) shall be entitled to retain the Shares, as to which the right is not exercised, subject to all of the provisions of this Agreement.  All purchases pursuant to this Section 5(a) by the Company shall be for a purchase price and in the manner prescribed by Section 6 hereof.  For all purposes under this Agreement, the terms “employment” or “termination of employment” with respect to a person who is not an employee shall mean services with, or the termination of services with, (i) the entity for whom the Participant provides services to, (ii) the Company, or (iii) the Company by the entity from whom the Participant provides services to.

(b)                                 Notice of Termination.  The Company or the Subsidiary thereof that employs the Purchaser shall give written notice of any termination of the Purchaser’s active employment with each of the Company and any Subsidiary thereof that employs the Purchaser to NCP-EH, except that if such termination (if other than as a result of death) is by the Purchaser, the Purchaser shall give written notice of such termination to the Company and the Company shall give written notice of such termination to NCP-EH .

(c)                                  Public Offering.  In the event that a Public Offering has been consummated, the Company and NCP-EH shall not have any rights to purchase the Shares pursuant to this Section 5 and this Section 5 shall not apply to a sale as part of a Public Offering.

6.                                       Determination of the Purchase Price; Manner of Payment.

(a)                                  Purchase Price.  For the purposes of any purchase of the Shares pursuant to Section 5, and subject to Section 9(c), the purchase price per Share to be paid to the Purchaser (or his estate) for each Share (the “Purchase Price”) shall equal the fair market value (the “Fair Market Value”) of such Share as of the effective date of the termination of employment that gives rise to the right of the Company to repurchase such Share (such date of termination the “Determination Date”); provided that if the Purchaser’s employment is terminated by the Company or any Subsidiary thereof for Cause, the Purchase Price for such Share shall equal the lesser of (i) the Fair Market Value of such Share as of the effective date of termination of Purchaser’s employment and (ii) the price at which the Purchaser purchased such Share from the Company pursuant to this Agreement.  Whenever determination of the Fair Market Value of a Share is required by this Agreement, such Fair Market Value shall be such amount as is determined in good faith by the Board.  In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and its Subsidiaries in recent periods, the potential value of the Company and its Subsidiaries as a whole, the future prospects of the Company and its Subsidiaries and the industries in which they compete, the history and management of the Company and its Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and its Subsidiaries.  The determination of Fair Market Value will not give effect to any restrictions on transfer of the Shares or the fact that such Shares would represent a minority interest in the Company.  The Fair Market Value as determined in good faith by the Board and in the absence of fraud shall be binding and conclusive upon all parties hereto.  If the Company at any time subdivides (by any stock split, stock dividend or otherwise) the Common Stock into a greater number of shares, or combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Purchase Price (including any minimum or maximum Purchase Price specified herein or in effect as a result of a prior adjustment) shall be appropriately adjusted to reflect such subdivision or combination.

(b)                                 Closing of Purchase; Payment of Purchase Price.  Subject to Section 9, the closing of a purchase pursuant to Section 6 shall take place at the principal office of the Company on the tenth business day following the receipt by the Purchaser (or his or her estate) of the notice of the Company and/or NCP-EH of its exercise of its option to purchase any of the Shares pursuant to Section 6(a).  At the closing, (i) the Company and NCP-EH, as the case may be, shall pay to the Purchaser (or his or her estate) an amount equal to the Purchase Price and (ii) the Purchaser (or his or her estate) shall deliver to the Company such certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Purchaser (or his or her estate), as the Company may reasonably require.

7.                                       Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser that (a) the Company has been duly incorporated and validly exists under the laws of the state of its incorporation, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms and (c) the Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, the Shareholders Agreement, or otherwise in connection with the transactions contemplated hereby.

8.                                       Covenants of the Company.

(a)                                  Rule 144.  The Company agrees that at all times after it has filed a registration statement after the date hereof pursuant to the requirements of the Securities Act or Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to any class of equity securities of the Company (other than (i) the registration of equity securities of the Company and/or options or interests in respect thereof to be offered primarily to directors and/or members of management or employees, sales agents or similar representatives of the Company or its Subsidiaries, or directors or senior executives of corporations in which entities managed or sponsored by North Castle Partners, L.L.C. (“North Castle”) or J.W. Childs Associates, L.P. (“Childs Associates”) have made equity investments and/or other persons with whom North Castle or Childs Associates has consulting or other advisory relationships, or (ii) the registration of equity securities and/or options or other interests in respect thereof solely on Form S-4 or S-8 or any successor form), it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Purchaser, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), to the extent required from time to time to enable the Purchaser to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the Commission.

(b)                                 State Securities Laws.  The Company agrees to use its reasonable efforts to comply with all state securities or “blue sky” laws, if any, applicable to the sale of the Shares to the Purchaser, provided that the Company shall not be obligated to qualify or register the Shares under any such law or to qualify as a foreign corporation or file any consent to service of process under the laws of any jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

9.                                       Certain Restrictions on Repurchases.

(a)                                  Financing Agreements, etc.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated or permitted to pay the purchase price for any Shares that the Company may elect to purchase from the Purchaser pursuant to Section 5 if (i) the payment of such purchase price would result in a violation of the terms or provisions of, or a default or an event of default under, any financing or security agreement or document entered into by the Company or any of its Subsidiaries prior to the date hereof, any refunding thereof, or in connection with the operations of the Company or the Subsidiaries from time to time (such agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the “Financing Agreements”), in each case as the same may be amended, modified or supplemented from time to time, (ii) the payment of such purchase price would violate any of the terms or provisions of the Certificate of Incorporation of the Company or (iii) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware.

(b)                                 Delay of Repurchase.  In the event that the payment of the purchase price for any Shares by the Company otherwise permitted under Section 5 is prevented solely by the terms of Section 9(a), (i) the payment of such purchase price will be postponed and will be made without the application of further conditions or impediments (other than as set forth in Section 5 hereof or in this Section 9) at the first opportunity thereafter when the Company has funds legally available therefor and when the payment of such purchase price will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company and (ii) the Purchaser’s right to receive payment of such purchase price shall rank against other similar rights with respect to shares of Common Stock or options in respect thereof according to priority in time of the effective date of the event giving rise to any such right, provided that any such right as to which a common date determines priority shall be of equal priority and shall share pro rata in any purchase payments made pursuant to clause (i) above.

(c)                                  Purchase Price Adjustment.  In the event that a repurchase of Shares from the Purchaser is delayed pursuant to this Section 9, the purchase price per Share when the repurchase of such Shares eventually takes place as contemplated by Section 9(b) shall equal the sum of (i) the Purchase Price determined in accordance with Section 6 hereof at the time that the repurchase of such Shares would have occurred but for the operation of this Section 9, plus (ii) an amount equal to interest on such Purchase Price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 9 to the date on which such repurchase actually takes place (the “Delay Period”) at a rate equal to the average annual cost to the Company of its and its Subsidiaries bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, one percentage point greater than the average prime rate charged during such period by a nationally recognized bank designated by the Company.

10.                                 Miscellaneous.

(a)                                  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid to the Company or the Purchaser, as the case may be, at the following addresses or to such other address as the Company or the Purchaser, as the case may be, shall specify by notice to the others:

(i)                                     if to the Company, to the Company at:

Equinox Holdings, Inc.
895 Broadway
New York, New York  10003
Attention:  Chief Executive Officer

(ii)                                  if to the Purchaser, to the Purchaser at the address set forth on the signature page hereof:

(iii)                               if to NCP-EH, to:

NCP-EH, L.P.
c/o North Castle Partners, L.L.C.
183 E. Putnam Avenue
Greenwich, CT  06830
Attention:  Adam Saltzman

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof; provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice or communication is being sent.  Copies of any notice or other communication given under this Agreement shall also be given to:

North Castle Partners, L.L.C.
183 E. Putnam Avenue
Greenwich, CT 06830
Attention:  Adam Saltzman

and

Debevoise & Plimpton
919 Third Avenue
New York, New York  10022
Attention:  Franci J. Blassberg, Esq.

And

J.W. Childs Equity Partners II, L.P.
c/o J.W. Childs Associates L.P.
One Federal Street
Boston, Massachusetts  02110
Attention:  Glenn A. Hopkins

and

Kaye, Scholer, Fierman, Hays and Handler LLP
425 Park Avenue
New York, New York  10022
Attention:  Stephen C. Koval, Esq.

(b)                                 Binding Effect; Benefits.  This Agreement shall be binding upon the parties to this Agreement and their respective successors and assigns and shall inure to the benefit of the parties to this Agreement, NCP-EH, L.P. (“NCP-EH”) and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement,

NCP-EH or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)                                  Waiver; Amendment.

(i)                                     Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Section 5, must be consented to in writing by NCP-EH.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)                                  Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Purchaser and the Company, and, in the case of any amendment, modification or supplement to or affecting any of Section 5 or that adversely affects the rights of NCP-EH hereunder, consented to by NCP-EH in writing.  The parties hereto acknowledge that the Company’s consent to an amendment or modification of this Agreement may be subject to the terms and provisions of the financing arrangements to which the Company may be party or bound.

(d)                                 Assignability.  Except as provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Purchaser without the prior written consent of the other party hereto, and NCP-EH; provided that this Agreement and the rights, remedies, obligations and liabilities of the Company shall be assignable by the Company to any Successor of the Company.

(e)                                  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS WHICH WOULD REQUIRE APPLICATION OF THE LAW OF ANOTHER JURISDICTION EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF INCORPORATION OF THE COMPANY SPECIFICALLY AND MANDATORILY APPLIES.

(f)                                    Jurisdiction.  The Purchaser hereby irrevocably and unconditionally submits, for himself and his property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out or of relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement against the Purchaser or his properties in the courts of any jurisdiction.  The Purchaser hereby irrevocably and unconditionally waives, to the fullest extent he or she may legally and effectively do so, any objection that he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g)                                 Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h)                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(i)                                     Certain Definitions.

“Affiliate”:  with respect to any Person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

“Control”:  with respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Person”:  any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Subsidiary”:  with respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

“Successor”:  of a Person means a Person that succeeds to the first Person’s assets and liabilities by merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.

[the remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date first above written.

EQUINOX HOLDINGS, INC.

By:
Name
Title:

THE PURCHASER:

By:
as Attorney-in-Fact
Name:

Address of the Purchaser:

Total Number of Shares
of Common Stock of
Equinox Holdings, Inc.
to be Purchased:

Total Cash Purchase
Price:	$«Share_Amount»

Schedule A

Calculation of Purchase Price

Number of Options	Exercise Price Per Option	Aggregate Exercise Price Per Tranche